Exhibit 11(b)

We, Amy L. Domini, President, and Carole M. Laible, Treasurer, of Domini
Social Investment Trust, certify that:

1.    This report on Form N-CSR fully complies with the requirements of Section
      13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in this report on Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Domini Social Investment Trust.

Date: October 6, 2004

/s/ Amy L. Domini
----------------------------------------------------
President (Chief Executive Officer)
Domini Social Investment Trust

Date: October 6, 2004

/s/ Carole M. Laible
--------------------------------------------------
Treasurer (Chief Financial Officer)
Domini Social Investment Trust